Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2000 Restricted Stock Plan of GTECH Holdings Corporation of our report dated March 27, 2000, with respect to the consolidated financial statements of GTECH Holdings Corporation included in its Annual Report (Form 10-K) for the year ended February 26, 2000, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP


Boston, Massachusetts
July 31, 2000

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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 1998, relating to the financial statements of Camelot Group plc, as of January 31, 1998 and February 1, 1997 and for the years ended January 31, 1998 and February 1, 1997, which appears in GTECH Holdings Corporation's Annual Report on Form 10-K for the fiscal year ended February 26, 2000.


Price Waterhouse
Chartered Accountants
London, England
July 31, 2000